EXHIBIT 10.19


                           SOFTWARE LICENSE AGREEMENT




                                     BETWEEN




                                  VIATEL, INC.




                                       AND




                            LUCENT TECHNOLOGIES INC.








                            CONTRACT # GCMVIA98-10-22


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                           SOFTWARE LICENSE AGREEMENT



         This Agreement is made the 22nd day of October, 1998 (the "Effective Date") between Lucent Technologies Inc., a corporation organized and existing under the laws of the State of Delaware, and having its corporate headquarters at 600 Mountain Avenue, Murray Hill, New Jersey 07974 (hereinafter referred to as "Lucent") and Viatel, Inc., a corporation organized and existing under the laws of Delaware and having its principal office at 800 Third Avenue, New York, New York 10022 (hereinafter referred to as "Licensee"). Each of Lucent and Licensee may be referred to in this Agreement individually as a "Party" and collectively as the "Parties."


1.       HEADINGS & DEFINITIONS

All headings used in this Agreement are inserted for convenience only and are not intended to affect the meaning or interpretation of this Agreement. For the purpose of this Agreement, the following definitions will apply:

         "Acceptance Test" means those tests performed by Licensee after Lucent's installation of Licensed Materials as described in the Statement of Work.

         "Advertising" means all advertising,  sales promotion,  press releases,
         and  other  publicity   matters  relating  to  performance  under  this
         Agreement.

         "Affiliate" of a corporation means it Subsidiaries, any company of which it is a Subsidiary, and other Subsidiaries of such company. For purposes of this Agreement, the meaning of "Affiliate" shall not include any company or subsidiary which is a manufacturer of telecommunications products in direct competition with Lucent.

         "Agreement" means this Agreement concluded between Lucent and Licensee named herein incorporating these conditions, including any amendment changes authorized by the parties.

         "Attachment" means any document appended to this Agreement and referred to as an Attachment which further describes the agreement concluded between Lucent and Licensee named herein.

         "Change of Control" means, with respect to a Party either (1) the consolidation or merger of the Party with or into any other entity where such Party is not the surviving entity; (2) the sale, transfer or other disposition of all or substantially all of the Party's assets; or
         (3) the acquisition by any entity, or group of entities acting in concert, of beneficial ownership of more than fifty percent (50%) of the Party's outstanding voting securities.

         "Change Order" means the written order between Lucent and Licensee to execute a change in the tasks, activities or responsibilities from that which was previously agreed to by the Parties.

         "Completion Notice" means the written document delivered by Lucent to Licensee confirming the completion of tasks or activities referenced in the Notice according to the terms of the Agreement.

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         "Days" or "days" means, unless otherwise stated, calendar days.

         "Defect" means an error condition that causes the Licensed Materials to fail to operate in compliance with the Specifications.

         "Designated Processor" means the central processing unit or units for which a license to use Licensed Materials are initially granted as described in the Statement of Work.

         "Dollars" means U.S. dollars.

         [TERM AND DEFINITION REDACTED]

         "Enhancement" means any modification to the Licensed Materials that are directly related to maintaining interoperability with the Nortel Switches. Enhancements does not include new generic releases or other new features or functionality.

         "Firmware" means a combination of (1) Hardware and (2) Software represented by a pattern of bits contained in such Hardware.

         "Hazardous Materials" means material designated as a "hazardous chemical substance or mixture" pursuant to Section 6 of the Toxic Substance Control Act; a "hazardous material" defined in the Hazardous Materials Transportation Act (49 U.S.C. 1801, et seq.); "hazardous substance" as defined in the Occupational Safety and Health Act Hazard Communication Standard (29 CFR 1910.1200).

         "Information" means all documentation and technical and business information in whatever form recorded, which a Party may furnish under, or has furnished in contemplation of, this Agreement.


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         [TERM AND DEFINITION REDACTED]

         "Licensed Materials" means the Software (including Enhancements and Updates) and Related Documentation for which licenses are granted by Lucent under this Agreement and identified in the Statement of Work.
         No Source Code versions of Software are included in Licensed Materials.

         "Nortel Switches" means the Software contained in the specific DMS I00E, DMS 250, DMS 300 and DMS GSP switches manufactured by Northern Telecom Ltd. and identified in the Statement of Work with such features and functionalities and configurations in existence as of the Effective Date and included in the Statement of Work.

         "Related Documentation" means materials useful or necessary in connection with use of Software Products such as, but not limited to, flowcharts, logic diagrams and listings, program descriptions and Specifications; no Source Code is included in Related Documentation.

         "Services"  means the  services  performed  for  Licensee as more fully described in this Agreement, including, but not limited to, (1) engineering services, (2) installation services, and (3) other services such as maintenance, support and training provided hereunder and in the Statement of Work. However, Services does not include post-warranty maintenance and support.

         "Software" means a computer program consisting of a set of logical instructions and tables of information which guide the functioning of a processor; such program may be contained in any medium whatsoever, including Hardware containing a pattern of bits representing such program, but the term "Software" does not mean or include such medium.

         "Software Products" means, collectively, Licensed Materials, Third Party Products and Services.

         "Specifications"    means   Lucent's   or   its   vendor's    technical
         specifications for particular Software Products furnished hereunder, as more fully described in the Statement of Work included as Appendix B.

         "Statement of Work" means the Statement of Work attached hereto as Appendix B, as the same may be amended from time to time by written agreement between Lucent and Licensee.


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


         "Source Code" means any version of Software incorporating high-level or assembly language or human readable material that generally is not directly executable by a processor.

         "Subsidiary" of a company means a corporation the majority of whose shares or other securities entitled to vote for election of directors is now or hereafter owned or controlled by such company either directly or indirectly; but such corporation shall be deemed to be a Subsidiary of such company only as long as such ownership or control exists.

         "T+52 Delivery" means the delivery and installation of all Licensed Materials by Lucent as described in the Statement of Work such that Licensee may begin carrying out the relevant Acceptance Tests on or before the date representing "T+52." [REDACTED]


         "Third Party Product" means Software not developed by Lucent and/or hardware not manufactured by Lucent.

         "Update" means a modification to the Licensed Materials that rectifies or provides "fixes" to a Defect.

         "Use" with respect to Licensed Materials means loading the Licensed Materials, or any portion thereof, into a processor for execution of the instructions and tables contained in such Licensed Materials or any other use of the Licensed Materials in accordance with this Agreement. "Warranty Period" means a period of time equal to the following:

                                   [REDACTED]


2      TERM OF AGREEMENT

This Agreement shall be effective on the date first written above and, except as otherwise provided herein, shall continue in effect unless terminated in accordance with the provisions herein. The modification, termination or expiration of this Agreement shall not affect the rights or obligations of either Party under any order accepted by Lucent before the effective date of the modification, termination or expiration.


3.       SCOPE OF AGREEMENT

         3.1       SCOPE

         This Agreement shall apply to Lucent's provision to Licensee of the Software Products set forth on Appendix A - "List of Deliverable Items and Prices." The Software Products will be provided pursuant to the


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         Statement  of Work  attached  hereto as Appendix B. In the event of any amibiguity or conflict between this Agreement and the Statement of Work, the terms of this Agreement will control.

         3.2     CHANGE IN SCOPE OR SCHEDULE

         Either Party may request changes in the work within the general scope of the Agreement consisting of additions, deletions, or other revisions with the Agreement Prices and Schedule being adjusted accordingly. The receiving Party will respond promptly to the requested change identifying these impacts on schedules and pricing. If the Parties agree to the change, it will be authorized by a Change Order, signed by the Parties and performed in accordance with the applicable conditions of this Agreement.



4.       LICENSEE'S COMMITMENT

Licensee through the execution of this Agreement agrees to license and/or purchase [REDACTED] of the Software Products as described in Appendix A and the Statement of Work (the "1998 Commitment"). The Software Products described in the Statement of Work will be delivered/performed on basis of purchase orders as may be agreed to by the parties. Such purchase orders are for project management purposes only and do not affect Licensee's commitment to license and/or purchase the Software Products as described in the Statement of Work.

For a period [REDACTED] following the Effective Date, until Licensee has purchased or licensed Software Products manufactured by Lucent's Communications Software Group or its successor business unit or stand-alone software manufactured by Lucent ("CS Software Products") with a purchase or license price not less than [REDACTED], Lucent will be considered by Licensee as a preferred supplier of Software Products similar to products manufactured by the Communications Software Product Group of Lucent or successor thereof. The status of preferred supplier means that Lucent will have and will be given the opportunity to bid on any project of Licensee containing products and services substantially similar in quality and functionality to CS Software Products and Licensee shall award the project or portion thereof -if applicable- to Lucent if the Lucent offered price for that project or the relevant portion thereof is not more than [REDACTED] than the lowest price offered by an alternative supplier for a substantially similar solution or substantially comparable portion.

In the event Lucent, pursuant to the foregoing, will not be awarded the project or corresponding portion of it, then Licensee will arrange a meeting between one or more Executive Officers of Licensee and one or more Executive Officers of the Communications Software Product Group in order to consult how Lucent may increase its success-rate in being awarded orders.


5.     PRICING SCHEDULE

Prices, fees, and charges for the Software Products (hereinafter "Prices") are set forth in Appendix A.

Unless expressly stated in writing, Lucent's prices are exclusive of charges for transportation and other related services and any sales or other tax or duty which Lucent may be required to collect or pay upon the ordered transaction.


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6.       PURCHASE ORDERS

All purchase orders submitted by Licensee shall be deemed to incorporate and be subject to the terms and conditions of this Agreement, unless otherwise agreed in writing by the Parties. No provision or data on any purchase order or contained in any documents attached to or referenced in any purchase order shall be binding to the extent that it is in addition to or contradicts the terms and conditions contained herein or the provisions of the Statement of Work
(including amendments thereto). All other such data and provisions shall be deemed deleted and are hereby rejected except to the extent such data and provisions are incorporated in an executed Change Order. Additional provisions applicable to the ordering of specific items may be found in the other clauses or Attachments of this Agreement.

All purchase orders shall contain the information reasonably necessary for Lucent to fulfill the order. Lucent promptly will notify Licensee if Lucent is unable to FULFILL a purchase order as submitted.

The Parties recognize that from time to time Licensee may desire that Lucent provide Services promptly and without adhering to the ordering process set out by the above paragraphs, for example, in the case of a telephonic request for emergency support. Licensee shall promptly establish a "running order" against which invoices for Services performed in response to such requests can be billed at a reasonable cost to be approved by Licensee (such approval not to be unreasonably withheld or delayed) and will be paid for by Licensee.

While it is Lucent's objective to provide Licensee with an acknowledgment of each order received, it is Licensee's responsibility to advise Lucent of any missing or late notifications to insure that the order has not been lost. No order is to be considered "accepted" by Lucent unless its receipt has been acknowledged (such acknowledgement not to be unreasonably withheld or delayed), however, orders for Services to be billed against a running order shall be deemed accepted by Lucent if Lucent commences performance thereof.


7.      DELIVERY

Lucent will make arrangements for the delivery of Licensed Materials ordered by Licensee according to the Specifications and intervals included in Appendix B - Statement of Work. Licensee will specify the location for the order to be delivered. Delivery will be made according to the standard procedures of Lucent, unless otherwise requested by Licensee and agreed to by Lucent in writing.


         7.1     SPECIAL PACKING AND/OR MARKING

         Lucent's prices include packing and marking containers in accordance with Lucent's standard practices for shipment. When, in order to meet Licensee's written request, Lucent packs a product and/or is required to mark shipping cartons in accordance with Licensee's written specifications, such shall be done by Lucent for an additional charge which shall be invoiced to and paid by Licensee in accordance with the terms and conditions of this Agreement; provided that such charges have been agreed upon by the Parties in writing.

         Lucent shall:

         (a)      Render the commercial invoice;
         (b)      Send full set of bill of lading, marked as to who to notify;
         (c)      Render certificate of Origin or Quality;


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         (d)      Enclose Packing List;
         (e) Mark containers in accordance with characteristics and requirements of each container, in English, with appropriate illustrative marks universal in international trade;
         (f) Mark each container with carton number, contract number, destination, weights and cubes. International shipments will also be marked with the freight-forward location and the port of destination.


         7.2     PASSING OF RISK AND TITLE

         Title to Licensed Materials shall not pass to Licensee, but shall remain with Lucent or its suppliers, as the case may be. Title to hardware will pass upon delivery to Licensee's facility. Risk of loss or damage to Licensed Materials, including any media containing the Licensed Materials, or other items furnished to Licensee under this Agreement shall pass to Licensee upon delivery of said Licensed Materials or items to an authorized shipping agent or upon completion of transmission if electronically delivered.

         Nothing herein shall, during the period a Party has the risk of loss or damage to an item, relieve the other Party of responsibility for loss or damage to the item resulting from the acts or omissions of such other Party, its employees or agents.


8.     ACCEPTANCE

After Lucent's installation of the Licensed Materials, or any part thereof as set forth in Appendix B, Lucent will deliver a Completion Notice to Licensee and Licensee will carry out Acceptance Tests in accordance with the Statement of Work, testing the compliance of the Licensed Materials with the Statement of Work (Appendix B). Licensee will start the Acceptance Tests no later than [REDACTED] days after Lucent's installation of the Licensed Materials and receipt of the Completion Notice and complete the Acceptance Tests no later than [REDACTED] days after Lucent's installation of the Licensed Materials and receipt of the Completion Notice by Licensee.

Licensed  Materials  will be considered  fully accepted  unless Lucent  receives
written   notification  to  the  contrary   documenting  the  specific  material
non-compliance with the Specifications within [REDACTED] after Lucent's installation of such Licensed Materials and Licensee's receipt of the Completion Notice. Lucent will promptly correct any material non-compliance for which it is responsible and deliver the modified Licensed Material. Licensee shall have [REDACTED] days from the date of installation of the modified Licensed Materials and Licensee's receipt of the Completion Notice to inspect, test, evaluate said modified Licensed Materials to determine whether the modified Licensed Materials are materially compliant with the Specifications. Modified Licensed Materials will be considered fully accepted unless Lucent receives written notification to the contrary documenting the specific material non-compliance with the Specifications within [REDACTED] days after Lucent's installation of such modified Licensed Materials and Licensee's receipt of the Completion Notice. This process shall be repeated until the Licensed Materials are considered accepted per this section.

Notwithstanding anything in this Agreement to the contrary, Licensee's Use of any part of the Licensed Materials for any purpose other than testing, or any other Use conducted at Lucent's direction or under Lucent's supervision, as provided for above or training, whether or not revenue is generated, shall constitute Acceptance for all relevant purposes of this Agreement, including but not limited to, commencement of the applicable warranty period.


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The costs and expenses of the  Acceptance Tests will be borne by Licensee.  Upon request of Licensee, Lucent will provide reasonable support to Licensee during the Acceptance Tests.


8A.      [REDACTED]
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          [REDACTED]
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9.    INVOICES AND TERMS OF PAYMENT

Lucent will forward invoices in Lucent's standard format or as otherwise agreed in writing by the Parties to Licensee upon shipment of the Licensed Materials or portion thereof. Lucent will forward invoices for Services upon completion of the Services or portion thereof described in the invoice or as soon thereafter as practicable. Licensee will pay said invoices as set out below. If Licensee requires special information on the invoice or that it be in a special format, then Licensee shall pay Lucent for additional charges associated with complying with Licensee's special needs provided that the charges have been agreed upon by the Parties in writing.

Licensee shall pay each invoice for Licensed Materials or Third Party Products within [REDACTED] days from the date of the invoice. Licensee shall pay each invoice for Services within the later of (i) [REDACTED] days from the date of the invoice or (ii) [REDACTED] business days from acceptance or deemed acceptance by Licensee of that portion of the work or the Licensed Materials to which the Services relate. Such invoice shall not be subject to withholding or reduction for any reason, except as provided for in this clause. All bank charges, taxes, levies and other costs which may be due or become due on transfers of payments shall be for the account of Licensee.

If Licensee disputes any item contained on the invoice, then Licensee shall pay all undisputed amounts to Lucent and notify Lucent of the disputed items within the [REDACTED] days of receipt of the invoice. Upon resolution of the disputed amount, which shall occur within [REDACTED] days, Licensee shall pay in full all amounts due to Lucent. If Licensee is unable to document a claim against the invoiced item, the original invoice date plus [REDACTED] days will be the basis for calculating late payment penalties set forth below. Delinquent payments and disputed payments where the dispute is resolved in favor of Lucent, are subject to a late payment charge equal to the lesser of (i) [REDACTED] or (ii) the maximum amount allowed by law.

If an undisputed invoice remains unpaid for [REDACTED] days after payment is due, Licensee shall be in default of its obligations under the Agreement, and Lucent may terminate this Agreement; PROVIDED, HOWEVER, that Lucent will have provided [REDACTED] Days prior written notice to Licensee, and Licensee will have failed to pay all monies due, including late payment charges by the end of such [REDACTED] Day period. If Lucent elects to terminate this Agreement pursuant to this paragraph, Lucent may, without prejudice to any other rights or remedies of Lucent in this Agreement or at law or in equity suspend all work, and Licensee shall return to Lucent (or destroy in accordance with Lucent's written instructions) such portion of Lucent's products and all copies of Licensed Materials at all Licensee locations for which payment (including, without limitation, license fees) has not been received. Licensee shall bear the expense of removal of Lucent's products and Licensed Materials. All costs associated with restoring Licensee's premises to pre-installation condition shall be the sole responsibility of Licensee. Licensee shall pay all documented damages, costs and expenses (including, without limitation, reasonable legal fees) incurred by Lucent in termination of this Agreement.


10.    TAXES & LEVIES

Licensee shall be liable for and shall reimburse Lucent for all taxes, duties, levies and related charges (including any interest and penalties), however designated (excluding taxes on Lucent's net income) imposed upon or arising from the provision of Services, or the transfer, sale, license, or use of Licensed Materials or other items provided by Lucent. Taxes reimbursable under this clause shall be separately listed on the invoice.


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Lucent shall not collect the otherwise  applicable tax if Licensee's purchase is exempt from Lucent's collection of such tax and a valid tax exemption certificate is furnished by Licensee to Lucent.

Lucent reserves the right to claim United States or foreign customs duty drawback on all sales pursuant to this Agreement. The Parties agrees to cooperate with each other in this regard in all reasonable ways, including, without limitation, providing proof of exportation, advance notice of exportation, certificates, endorsements, or any other documentation or proof as may be necessary for Lucent or its Affiliates to receive payment of the drawback claims and, if required by the United States Customs Service or similar entity, by making the Licensed Materials available for examination by such Customs Service or entity.


11.    EXPORT CONTROL

The Parties acknowledge that any License Materials and Information (including, but not limited to, Services and training) provided under this Agreement may be subject to U.S. export laws and regulations, and any use or transfer of such Licensed Materials and Information must be authorized under those regulations. Licensee agrees not to use, distribute, transfer, or transmit the Licensed Materials or Information (even if incorporated into other products) in violation of U.S. export regulations. If reasonably requested by Lucent, Licensee also agrees to sign written assurances and other export-related documents as may be required for Lucent to comply with U.S.
export regulations.


12.    APPLICABLE LICENSES

Upon delivery of Licensed Materials pursuant to this Agreement, and subject to Licensee's payment of the applicable fees and compliance with the applicable terms and conditions hereunder, Lucent grants to Licensee a perpetual, personal, nontransferable, and nonexclusive license with use limitations to Use Licensed Materials on the Designated Processors for its own business operations. Licensee is authorized to Use Licensed Materials within a capacity limitation to interface with such network elements at such capacity levels within Licensee's network as set forth in the Statement of Work. Licensee must pay additional license fees prior to exceeding the authorized capacity limitation. Except as provided in the following paragraph, no license is granted to Licensee to sublicense such Licensed Materials furnished by Lucent. Licensee shall not reverse engineer, decompile or disassemble Software furnished as object code to generate corresponding Source Code. Unless otherwise agreed in writing by Lucent, Licensee shall not modify Software furnished by Lucent under this Agreement except as provided in the Related Documentation. If the Designated Processor becomes temporarily inoperative, Licensee shall have the right to Use the Licensed Materials temporarily on a backup processor until operable status is restored and processing on the backup processor is completed.


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Lucent  grants  to  Licensee  a  non-exclusive  and  non-transferable  right  to sublicense the Licensed Materials to a wholly-owned Subsidiary on a single Designated Processor; provided, however, as follows:

         (i) Such Subsidiary is bound in writing by the same terms, conditions and restrictions as contained in this Agreement, but shall have no right to grant future sublicenses.

         (ii) Licensee shall remain fully liable for the performance by the Subsidiary of all terms of the sublicense.

         (iii) Licensee shall use best efforts to enforce Lucent's rights under such sublicense agreement and shall do such things and provide Lucent with such assistance as may be necessary for Lucent to enforce such rights.


         12.1     TITLE, RESTRICTIONS AND CONFIDENTIALITY OF LICENSED MATERIALS

         All Licensed Materials (whether or not part of Firmware) furnished by Lucent, and all copies thereof made by Licensee, including translations, compilations, and partial copies are, and shall remain, the property of Lucent. Except for any part of such Licensed Materials which is or becomes generally known to the public through acts not attributable to Licensee, Licensee shall hold such Licensed Materials in confidence, and shall not, without Lucent's prior written consent, disclose, provide, or otherwise make available, in whole or in part, any Licensed Materials to anyone, except to its employees having a need-to-know in connection with licensed Use. Licensee shall not make any copies of any Licensed Materials except as necessary to exercise the rights granted hereunder. Licensee shall reproduce and include any Lucent copyright and proprietary notice on all such necessary copies of Licensed Materials. Licensee shall also mark all media containing such copies with a warning that Licensed Materials are subject to restrictions contained in an agreement between Lucent and Licensee and that they are the property of Lucent. Licensee shall maintain records of the number and location of all copies of Licensed Materials. If Licensee's license is canceled or terminated, or when the Licensed Materials are no longer needed by Licensee in Licensee's discretion, Licensee shall return all copies of such Licensed Materials to Lucent or follow written disposition instructions provided by Lucent.


         12.2 MODIFICATIONS TO USER CONTROLLED MODULES

         Licensee may add to, delete from, or modify user controlled Software modules or menus as contemplated in the Related Documentation. Such changes or modifications, however extensive, shall not affect Lucent's title to the Licensed Materials. Licensee shall retain ownership to intellectual property independently developed by Licensee. Lucent shall have no liability for Licensee's errors in making such changes or modifications.


         12.3 CHANGES IN LICENSED MATERIALS

         Prior to shipment, Lucent at its option may, upon prior written notice to Licensee and with Licensee's prior written consent, not to be unreasonably withheld or delayed, modify the Specifications relating to its Licensed Materials, provided the modifications, under normal and proper Use, do not materially adversely affect the Use, function, or performance of the ordered Licensed Materials. Unless otherwise agreed in writing, such substitution shall not result in any additional charges to Licensee with respect to licenses for which Lucent has quoted fees to Licensee.


         12.4 OPTIONAL SOFTWARE FEATURES

         Software provided to Licensee under this Agreement may contain optional features which are separately licensed and priced. Licensee agrees that such optional features will not knowingly be activated by Licensee without written authorization from Lucent and Licensee's payment of appropriate license fees. If such features are activated knowingly by Licensee, Licensee agrees to so notify Lucent promptly and to pay
         Lucent the license fees for the activated features, as well as the reasonable cost of money for the period in which such features were activated. In the event that such features are activated without Licensee's knowledge in spite of Licensee's reasonable efforts to comply with this restriction, Licensee agrees to cooperate with Lucent to deactivate such features and prevent future activation of such features.


         12.5 RELOCATION OF LICENSED MATERIALS

         Upon [REDACTED] days advance written notice, Licensee may move Software contained in the Licensed Materials or optional feature packages for which Licensee has the right to Use, from a Designated Processor and relocate them to another Designated Processor within the same company as Licensee. Unless otherwise agreed by the parties in writing, Licensee shall not be required to pay additional right-to-use fees as a result of such relocation, except where size sensitive units are a factor or where use of the Software is for a different purpose than originally specified. Lucent may charge Licensee for Services requested by Licensee in support of such relocation. Licensee shall remove all copies of the Software from any processor from which the Software has been relocated. To the extent that Lucent otherwise consents to the relocation of a Designated Processor outside of the United States or the United Kingdom, Lucent and Licensee agree to negotiate in good faith an amendment to the geographic territories covered by Section 15. The Parties acknowledge that such an amendment, if agreed, may increase costs to Licensee.


         12.6 CANCELLATION OF LICENSE

         Notwithstanding any other clause in this Agreement to the contrary, if Licensee materially breaches any of the terms and conditions of this Agreement with respect to the unauthorized Use, transfer or sublicense of Licensed Materials, and such failure continues beyond [REDACTED] days after receipt of written notice thereof by Licensee, Lucent, upon written notice to Licensee, may, in addition to any other remedies hereunder, cancel the license granted hereunder for the applicable portion of the Licensed Materials affected by the unauthorized Use, transfer or sublicense. Cancellation of license shall not relieve Licensee of its obligation to pay all the fees that have accrued for Use of the Licensed Materials.

13.      WARRANTY

         13.1       [REDACTED]

         13.2     YEAR 2000 WARRANTY

         (a)      Lucent   represents   and  warrants  that  during  the  period
                  beginning  on the  warranty  start  date and for the  Warranty

                  Periods set forth in this Agreement, but in no event ending prior to December 31, 2001, the Licensed Materials delivered by Lucent to Licensee under this Contract will:

                  (i) record, store, present and process calendar dates falling on or after January 1, 2000 in the same manner and with the same functionality as such products record, store, present and process calendar dates failing on or before December 31, 1999 (including, without limitation, the recognition of the Year 2000 as a leap year); and

                  (ii) provide the same functionality with respect to the introduction of records containing dates falling on or after January 1, 2000, as it provides with respect to the introduction of records containing dates falling on or before December 31, 1999. All of the foregoing functionality shall be known as "Year 2000 Capable."

         (b) Year 2000 CapableLicensed Materials that are intended to interoperate as described in the Statement of Work will be compatible and interoperate in such manner as to process between them, as applicable, date related data correctly as described in Section (a) above.

         (c) The foregoing sets forth an additional warranty for Lucent's products and Software. The failure of the Licensed Materials to meet the foregoing requirements during the warranty period set forth in this subsection 13.2 entitles Licensee to the remedies set forth elsewhere in this Section 13.

         (d) Other than as set forth in Section 13.2(b), nothing in the foregoing shall be deemed to make Lucent responsible for the Year 2000 capability of any third party Software interoperating or intending to operate with the Licensed Materials.


         13.3     NO ADDITIONAL WARRANTIES

         THE FOREGOING WARRANTIES ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER EXPRESS AND IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. LICENSEE'S
         SOLE AND  EXCLUSIVE  REMEDY  SHALL BE  LUCENT'S  OBLIGATION  TO REPAIR,
         REPLACE, CREDIT, OR REFUND AS SET FORTH ABOVE. LICENSEE'S SOLE REMEDY FOR INFRINGEMENT SHALL BE THE REMEDIES SET FORTH IN "PATENTS, TRADEMARKS & COPYRIGHTS" HEREIN.


         13.4 POST-WARRANTY SUPPORT

         Post-warranty support will be provided on terms and conditions and subject to such fees as contained in a separate maintenance agreement attached hereto


14.     USE OF INFORMATION

All technical and business information in whatever form which bears a legend or notice restricting its use, copying or dissemination or, if not in tangible form, is described as being proprietary or confidential at the time of disclosure and is subsequently summarized in writing so marked and delivered to the receiving Party within thirty (30) days of disclosure to the receiving Party (all hereinafter designated "Information") shall remain the property of the furnishing Party. All Software shall be deemed to be Information regardless of how labeled. The furnishing Party grants the receiving Party the right to use such Information only as follows: Such Information (a) shall not be reproduced or copied, in whole or part, except for use as authorized in this Agreement; and
(b) shall, together with any full or partial copies thereof, be returned or destroyed when no longer needed. Licensee shall use such Information only (a) to order, (b) to evaluate the Licensed Materials, or other items, or Services, or
(c) to install, operate, and maintain the particular Licensed Materials, or other items for which it was originally furnished. Unless the furnishing Party consents in writing, such Information, except for that part, if any, which is known to the receiving Party to be free of any confidential obligation, or which becomes generally known to the public through acts not attributable to the receiving Party, shall be held in confidence by the receiving Party. The receiving Party may disclose such Information to other persons, upon the furnishing Party's prior written authorization, but solely to enable such third party to perform acts which this clause expressly authorizes the receiving Party to perform itself and further provided such other person agrees in writing (a copy of which writing will be provided to the furnishing Party at its request) to the same conditions respecting use of Information contained in this clause and to any other reasonable conditions requested by the furnishing Party.


15.     PATENTS, TRADEMARKS & COPYRIGHTS

In the event of any claim, action, proceeding or suit by a third party against Licensee alleging an infringement of any United States or United Kingdom patent, copyright, or trademark, or a violation in the United States or United Kingdom of any trade secret or proprietary rights by reason of the use, in accordance with Lucent's or other applicable specifications, any of the Licensed Materials or other item furnished by Lucent to Licensee under this Agreement, Lucent, at its expense, will defend Licensee, subject to the conditions and exceptions stated below. Lucent will reimburse Licensee for any losses, liabilities, claims, actions, cost, expense or attorney's fee, incurred at Lucent's written request or authorization, and will indemnify Licensee against any liability assessed against Licensee by final judgment on account of such infringement or violation arising out of such use.

If Licensee's use shall be enjoined or in Lucent's reasonable opinion is likely to be enjoined, Lucent will, at its expense and at its option, either (a) replace the affected portion of the Licensed Materials or other item furnished pursuant to this Agreement with a suitable substitute free of any infringement or violation, (b) modify it so that it will be free of the infringement or violation, or (c) procure for Licensee a license or other right to use it. If none of the foregoing options is practical, Lucent will give Licensee as much notice as possible and then remove the enjoined portion of the Licensed Materials or other item, or in the event that removal of a portion is not commercially reasonable, such greater portion of the Licensed Materials or items that is commercially reasonable, and refund to Licensee a PRO RATA portion of the license right to use fees paid to Lucent under this Agreement equal to the remaining useful life of the Licensed Materials, which useful life will be deemed to be ten (10) years from the date of delivery of the Licensed Materials.

Licensee shall give Lucent prompt written notice of all such claims, actions, proceedings or suits alleging infringement or violation and Lucent shall have full and complete authority to assume the sole defense thereof, including appeals, and to settle same. Licensee shall, upon Lucent's request and at Lucent's expense, furnish all necessary information and assistance available to Licensee and cooperate in every reasonable way to facilitate the defense and/or settlement of any such claim, action, proceeding or suit at Lucent's expense. If Lucent fails or refuses to provide the defense of Licensee as required by this
Section 15, Licensee shall be entitled to proceed with its own defense at the expense of Lucent. Lucent shall be entitled to proceed with a defense of Licensee with a reservation of rights.

No undertaking of Lucent under this section shall extend to any such alleged infringement or violation to the extent that it: (a) arises from adherence to design modifications, specifications, drawings, or express written instructions which Lucent is expressly directed by Licensee to follow, but only if such alleged infringement or violation does not reside in corresponding commercial Licensed Material of Lucent's design or selection; or (b) arises from adherence to instructions to apply Licensee's trademark, trade name, or other company identification; or (c) resides in a Licensed Material which is not of Lucent's origin and which is furnished by Licensee to Lucent for use under this Agreement; or (d) relates to use of Licensed Materials or other items provided by Lucent in combinations with other products, Licensed Materials or other items, furnished either by Lucent or others, which combination was not installed, recommended or otherwise approved by Lucent.

THE LIABILITY OF LUCENT AND LICENSEE WITH RESPECT TO ANY AND ALL CLAIMS, ACTIONS, PROCEEDINGS, OR SUITS BY THIRD PARTIES ALLEGING INFRINGEMENT OF PATENTS, TRADEMARKS, OR COPYRIGHTS OR VIOLATION OF TRADE SECRETS OR PROPRIETARY RIGHTS BECAUSE OF, OR IN CONNECTION WITH, ANY ITEMS FURNISHED PURSUANT TO THIS AGREEMENT SHALL BE LIMITED TO THE SPECIFIC UNDERTAKINGS CONTAINED IN THIS SECTION.

16.      LIMITATIONS OF LIABILITY

         [REDACTED]

17.     FORCE MAJEURE

Neither Party shall be liable to the other Party for any loss, damage, delay or failure of performance resulting directly or indirectly from any cause which is beyond its reasonable control, including, but not limited to the elements; extraordinary traffic conditions; riots; civil disturbances; wars; states of belligerency or acts of the public enemy; labor disputes; strikes; work stoppages; inability to secure raw materials, product or transportation facilities; or the laws, regulations, acts or failure to act of any governmental authority, including but not limited to denial of a U.S. Export License, hereinafter referred to as "Force Majeure". A Party shall promptly notify the other Party of the occurrence of a Force Majeure event and the notifying Party shall be excused from any further performance of these obligations affected by the Force Majeure Event for as long as such Force Majeure Event continues and such Party uses and continues to use its best efforts to recommence performance. Failure of a Party to perform under this Agreement because of the endurance of a Force Majeure event for more than thirty (30) days will represent grounds by the other Party to terminate the portion of this Agreement affected by the Force Majeure event.


18.      INDEPENDENT CONTRACTOR

All work performed by one Party under this Agreement shall be performed as an independent contractor and not as an agent of the other and neither Party shall be, nor represent itself to be, the employee, agent, representative, partner or joint venture of the other. Neither Party shall have the right or authority to assume or create an obligation on behalf of or in the name of the other or to otherwise act on behalf of the other. The performing Party shall be responsible for its employees' and agents' compliance with all applicable laws, rules, and regulations while performing work under this Agreement.


19.     ASSIGNMENT

Except as provided in this Agreement, neither Party shall assign this Agreement or any right or interest under this Agreement, nor delegate any work or obligation to be performed under this Agreement, (an "assignment") without the other Party's prior written consent. Notwithstanding the foregoing, Lucent may assign or delegate any portion of this Agreement that relates to work performed in the European Union to an affiliate entity domiciled in the European Union; provided, however, that Lucent shall remain responsible for the performance by the assignee of such obligations. Nothing shall preclude a Party from employing a subcontractor in carrying out its obligations under this Agreement, but a Party's use of such subcontractor shall not release the Party from its obligations under this Agreement.

20.     NON-WAIVER

No waiver of the terms and conditions of this Agreement, or the failure of either Party to strictly enforce any term or condition of this Agreement on one or more occasions shall be construed as a waiver of the same or of any other term or condition of this Agreement on any other occasion.


21.     SEVERABILITY

If any provision in this Agreement, or any portion thereof, is subsequently held to be invalid or unenforceable under any applicable statute or rule of law, then that provision or portion notwithstanding, this Agreement shall remain in full force and effect and such provision or portion shall be deemed omitted and this Agreement shall be construed as if such invalid or unenforceable provision or portion had not been contained herein.

22.     SETTLEMENT OF DISPUTES

Senior  Management of either Party may, upon notice of a dispute and within five
(5) business days of receipt of such a notice from the other Party elect to utilize a non-binding resolution procedure whereby each presents its case before a panel consisting of two senior executives of each of the Parties and, if such executives can agree upon such an individual, a mutually acceptable neutral advisor. If a Party elects to use the procedure set forth in this clause, the other Party shall participate. The hearing shall occur no more than 10 business days after a Party serves notice to use the procedure set forth in this clause. If the matter cannot be resolved by such senior executives, the neutral advisor, if one has been agreed upon, may be asked to assist such senior executives in evaluating the strengths and weaknesses of each Party's position on the merits of their dispute. The Parties shall each bear their respective costs incurred in connection with the procedure set forth in this clause, except that they shall share equally the fees and expenses of the neutral advisor, if any, and the cost of the facility for the hearing.

If a dispute is not resolved as set forth above, then either Party may, upon notice to the other Party, submit the dispute to binding arbitration in accordance with the following:

         (a) The arbitration shall be held in New York City before a panel of three arbitrators. Either Party may, upon notice to the other Party, demand arbitration by serving on the other Party a statement of the dispute, the facts relating or giving rise to such dispute and the name of the arbitrator selected by it. Issues of arbitration shall be decided by the arbitrators.

         (b) Within five (5) days after receipt of such notice, the other Party shall name its arbitrator, and the two arbitrators named by the Parties shall, within five (5) days after the date of such notice, select the third arbitrator.

         (c)      The   arbitration   shall  be  administered  by  the  American
                  Arbitration  Association  and be  governed  by the  Commercial

                  Arbitration Rules of the American Arbitration Association, as may be amended from time to time, except as expressly provided in this clause. The arbitrators may not amend or disregard any provision of this clause.

         (d) Discovery shall only be allowed as ordered by the arbitrators. The arbitrators shall allow such discovery as is appropriate to the purposes of arbitration in accomplishing a fair, speedy and cost-effective resolution of disputes. The arbitrators shall reference the rules of evidence of the Federal Rules of Civil Procedure then in effect in setting the scope and direction of such discovery, but shall afford substantial weight to the burden of discovery in making such determinations.

         (e) The decision and award rendered by the arbitrators shall be binding on the Parties. The arbitrators shall have no authority to award punitive or exemplary damages or to award damages in excess or in contravention of the Agreement.

         (f) The arbitration shall be governed by the United States Arbitration Act. The award shall be made within four (4) months of the appointment of the arbitrator and judgment on the award may be entered by any court having jurisdiction.

         (g) The costs of the arbitration proceedings conducted pursuant to this clause shall be paid by the Party designated by the arbitrators.


23.      TERMINATION; SURVIVAL OF OBLIGATIONS

In the event that either Party is in material breach or default of the terms of this Agreement and such breach or default continues for a period of thirty (30) days after receipt of written notice from the other Party, then the Party not in breach or default shall have the right to terminate this Agreement without any charge , obligation or liability except for (i) charges to Licensee for Software Products already delivered and accepted or deemed accepted and (ii) charges to Licensee for Services already performed. Notwithstanding the foregoing, if the non-breaching party is Licensee, Licensee may, at its option and in addition to the remedies provided in Section 8A , return all Software Products to Lucent and receive a refund from Lucent for the amounts paid to Lucent in clauses (i) and
(ii) above. The Party not in breach or default shall provide full cooperation to the other party in every reasonable way to facilitate the remedy of the breach or default hereunder within the applicable cure period. Notwithstanding the foregoing, if the nature of the material breach or default is such that it is not a payment obligation (other than failure to comply with the license restrictions contained herein) and it is incapable of cure within the foregoing thirty (30) day period, then the thirty (30) day cure period may be extended for a reasonable period of time (in no event to exceed an additional thirty (30) days), provided that the Party in breach or default is proceeding diligently and in good faith to effectuate a cure.

The Parties agree, in good faith to negotiate and finalize the maintenance agreement (the "Maintenance Agreement"), as referred to in the letter from Lucent dated October 21, 1998, within a period of fifteen (15) business days following the Effective Date. The Maintenance Agreement will be based on the pricing and other principles as stated in the above referred to letter. In the event no agreement is reached within said time frame with respect to a maintenance agreement, either party will have the right to immediately terminate this Agreement with no additional obligations.

The Parties' rights and obligations which, by their nature, would continue beyond the termination, cancellation, or expiration of this Agreement, including but not limited to, the obligations in the clauses entitled Limitations of Liability, Patents, Trademarks and Copyrights, Use of Information, Publication of Agreement, and Export Control, shall survive such termination, cancellation, or expiration.


24.     GOVERNING LAW

Except as required by local law in any jurisdiction outside of the United States and as expressly agreed to in writing by the Parties, this Agreement and the rights and obligations of the Parties under this Agreement shall be construed in accordance with and be governed by the laws of the State of New York without giving effect to the principles therein relating to the conflicts of law.


25.      NOTICES

All notices, requests, approvals and other communications ("Notices") required or allowed under this Agreement shall be in writing and addressed as set forth below or to such other person and/or address as either Party may designate by written Notice pursuant hereto. Such Notices shall be deemed to have been given when received. Notices may be delivered by hand or sent by prepaid certified or registered airmail, confirmed facsimile or electronic mail, provided a copy is also forwarded by prepaid registered airmail.

         Lucent: Lucent Technologies Inc.
                           Global Commercial Markets
                           5440 Millstream Road, E3N32
                           McCleansville, North Carolina 27301


               Attention:  Contract Manager


         Licensee:         Viatel, Inc.
                           800 Third Avenue, 18th Floor
                           New York, New York 10022

               Attention:  General Counsel


26.     ENTIRE AGREEMENT

This Agreement, which includes any exhibits or attachments hereto, represents the entire Agreement and understanding between the Parties and all prior discussions and arrangements between the Parties, whether oral or written, are merged into this Agreement and there are no other representations, understandings, arrangements or agreements between the Parties, except as expressly set forth herein. Neither Party shall be bound by any conditions, definitions, warranties, understandings, or representations with respect to the subject matter hereof other than as expressly provided in this Agreement.

This Agreement may be modified only by written amendment and signed by authorized representatives of the Parties. No course of dealing or usage of trade shall be invoked to modify the terms or conditions of the Agreement.

27.    COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


LUCENT TECHNOLOGIES INC.                                    VIATEL, INC.

By: /s/(SIGNATURE ILLEGIBLE)             By: /s/(SIGNATURE ILLEGIBLE)
    -------------------------------          -----------------------------------
Name:______________________________      Name:__________________________________

Title:_____________________________      Title:_________________________________

Date:______________________________      Date:__________________________________

                                                         LUCENT TECHNOLOGIES
                                                         Bell Labs Innovations



Angela R. Pinette                                        Lucent Technologies
Sales Engineering Director                               1600 Osgood Street
Communication Software Business Unit                     Room 20-3S3
                                                         North Andover, MA 01845


October 21, 1998

Dear Frank,

This letter refers to our discussions of last Friday (98/10/16) with respect to changes to the scope of work of our project, and is intended to synchronize our presently negotiated SOW (Version 3.0 DRAFT 3) to the total price of the project and the license agreement we are currently negotiating. Secondly, we also refer to the discussions of last Friday regarding VIATEL's request for maintenance services. Thirdly, we would like to bring up a subject not previously discussed, which is a recent change to the number of switches in your described network, that is now included in the above referenced SOW and for which you have not approved pricing.


[REDACTED]

Definition of 'no-breakage' support:
No-breakage support means:
a) During the term of this maintenance agreement Lucent agrees to maintain the compatibility between the Software on the one hand, and the NORTEL DMS systems 100E, 250/300, and GSP on the other hand, provided that
         VIATEL has made available to Lucent well in advance all such information (which may include Proprietary Information), subject to the use and disclosure restrictions of this Agreement, as reasonably required to establish such compatibility.
b) If VIATEL determines, upon analysis undertaken, that there have been any changes to its NORTEL DMS systems 100E, 250, 300, and GSP installed in its network that would affect the compatibility or the operating ability with Lucent's product or successor product, then VIATEL shall promptly provide to Lucent the information necessary for Lucent to update the compatibility of its products or successor products.
c) Compatibility as referred to in sub a) and sub b) means that the functionality of Lucent products will not be affected. However, compatibility does not mean, and Lucent does not warrant, that the new functionality of the new generic release of the NORTEL DMS software will work in conjunction with and is supported by the Lucent product.

[REDACTED]

Please provide us with written confirmation on acceptance of this letter.

Sincerely

Angela R. Pinette

                                   APPENDIX A


Contract Price List                                                     98/10/22

VIATEL SERVICE & NETWORK OPERATIONS CENTER PROJECT
COMMUNICATION SOFTWARE PRICES
[REDACTED]




                                   APPENDIX B


                                   [REDACTED]